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                                                        [LOGO] METROPOLITAN LIFE
METROPOLITAN LIFE INSURANCE COMPANY                     AND AFFILIATED COMPANIES
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Board of Directors



December 13, 1988



Authorization   Referring to a memorandum included with the Agenda, President
for Variable    and Chief Executive Officer Creedon stated that an authorization
Life Insurance  of the Board was necessary in order for Variable Life Insurance products to be issued by Metropolitan Life. These products have In the past been issued by a subsidiary.

                ON MOTION, it was resolved that

                1) the Officers be authorized to prepare variable life insurance policies and the Company is authorized to issue such policies and such other forms which relate thereto, all as may be approved by the Officers of the Company; and such authority shall include, without limitation, registering the security interests under the policies (which may be in an indefinite amount) from time to time, under the Securities Act of 1933, as amended, and taking all other actions necessary in order that such proposed issue and sale of the policies may comply with the requirements of the Investment Company Act of 1940, as amended, and all other applicable federal and state laws and regulations, provided that prior tO the effectiveness of any Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such policies, the Registration Statement or one of the amendments thereof, including a complete Prospectus, will be submitted to the Board for approval or ratification; and

                2) the signature of any Director or Officer required by law to affix his or her signature to such Registration Statement or Statements, or to any amendments thereof, may be affixed by said Director or Officer personally, or by any attorney In fact duly constituted in writing by said Director or Officer to sign his or her name thereto; and
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                3) the Officers be authorized to amend the licenses of the
                   Company in each jurisdiction where required to conduct an insurance business extending to variable life insurance and to sign, execute and deliver on behalf of the Company any and all papers and documents (including, without limitation, appointments of agents or attorneys to accept service of process on the Company in any such jurisdiction, certificates of adherence to the laws or constitution of any such jurisdiction, escrow agreements and deposit agreements) and to do or cause to be done any and all lawful acts necessary or desirable to carry out the intent and purpose of this resolution, all as conclusively evidenced by his or her action; and

                4) a separate account to be designated "Metropolitan Life
                   Separate Account H" be established, in accordance with the provisions of Section 4240, Article 42, Chapter 28 of the Consolidated Laws of New York, for the purpose of providing a funding medium to support reserves under such variable life insurance policies as may be issued by the Company and as the Officers may designate for such purpose; and the Officers may, from time to time, change the designation of "Metropolitan Life Separate Account H" to such other designation as they may deem necessary or appropriate; and

                5) the fundamental investment policy of Metropolitan Life
                   Separate Account H shall be to invest or reinvest the assets of Metropolitan Life Separate Account H in securities issued by Metropolitan Series Fund, Inc. or such other investment companies registered under the Investment Company Act of 1940, as amended, as the Officers may designate; and

                6) the Officers be authorized and directed to take all actions necessary to register Metropolitan Life Separate Account H as a unit investment trust under the Investment Company Act of 1940, as amended, and to take such related actions as they deem necessary and appropriate to carry out the foregoing; and

                7) the Officers be authorized to establish criteria by which the
                   Company shall institute procedures to provide for a pass-through of voting rights to the owners of any variable life insurance policies issued by the Company as required under applicable laws and regulations with respect to the shares of any investment companies which are held in Metropolitan Life Separate Account H; and
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                8) Harry P. Kamen, Senior Vice-President and General Counsel of
                   the Company, be constituted and appointed agent for service of process for the Company to receive notices and communications from the Securities and Exchange Commission with respect to such Registration Statements as may be filed on behalf of the Company concerning Metropolitan Life Separate Account H, and to exercise the powers given to such agent in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

                9) the following which expresses the policy of the Company with respect to determining the suitability for applicants for variable life insurance policies be adopted: No recommendation shall be made to a potential applicant to purchase a variable life insurance policy and no variable life insurance policy shall be issued in the absence of reasonable grounds to believe that the purchase of such policy is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or to the agent making the recommendation; and

               10) the Officers be authorized to secure and maintain a license for the Company to transact a variable contract business in the State of Indiana, including but not limited to, signing, executing, amending and delivering on behalf of the Company any and all papers and documents and to do or cause to be done any lawful acts necessary or desirable to carry out the intent and purpose of this resolution; and

               11) the Officers be authorized to do or cause to be done all things necessary or desirable to carry out the foregoing, and, as may be advised by counsel, to comply with, or obtain exemptions from, federal, state or local statutes or regulations that may be applicable to the issuance and sale of variable life insurance by the Company.